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                                                                    EXHIBIT 10.3


                     AMENDED AND RESTATED SUPPORT AGREEMENT


         AMENDED AND RESTATED SUPPORT AGREEMENT (the "Agreement") dated as of August 6, 2003, between WYNNEFIELD CAPITAL MANAGEMENT, LLC, a Delaware limited liability company ("Wynnefield"), and CROWN CRAFTS, INC., a Georgia corporation (the "Company").

         WHEREAS, the Company and Wynnefield entered into that certain Support Agreement dated as of May 7, 2003 (the "Support Agreement") which, among other things, (i) permitted the Wynnefield Group (as hereinafter defined) to acquire additional shares of the Company's Series A Common Stock, par value $1.00 per share (such class of common stock being referred to herein as "Common Stock"), without triggering the operation of the Company's Shareholder Rights Plan (the "Rights Plan"), as set forth in that certain Rights Agreement dated as of August 11, 1995 between the Company and SunTrust Bank (successor by merger to Trust Company Bank), as amended, and (ii) sought to assure the Company of a constructive and mutually beneficial relationship between it and Wynnefield; and

         WHEREAS, the Company and Wynnefield wish to amend and restate the Support Agreement in its entirety in the manner hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

1. TERM OF AGREEMENT

         The respective covenants and agreements of Wynnefield and the Company contained in this Agreement will continue in full force and effect until December 31, 2008 (the "Termination Date"), unless earlier terminated pursuant to paragraph 5 or subparagraph 6(b) hereof or pursuant to the mutual written consent of Wynnefield and the Company.

2. COVENANTS OF WYNNEFIELD

         Prior to the Termination Date or earlier termination of this Agreement and subject to the further provisions hereof:

         (a) Neither Wynnefield nor any person controlled by (within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) Wynnefield (collectively and together with Wynnefield, the "Wynnefield Group") will, directly or indirectly, acquire any Voting Securities (as hereinafter defined) (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally) if the effect of such acquisition would be to increase the aggregate voting power in the election of directors of all Voting Securities then owned by all members of the Wynnefield Group to greater than 20% of such total combined voting power of all Voting Securities then outstanding; provided that this subparagraph shall not apply if and to the extent that the aggregate percentage ownership of the Wynnefield Group is increased as a result of a recapitalization or reincorporation of the Company,

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any redemption of Voting Securities by the Company, or any other action taken by the Company or its affiliates (as hereinafter defined) other than the Wynnefield Group.

         (b) Wynnefield shall take such action as may be required so that all Voting Securities owned by any member of the Wynnefield Group are voted (whether by proxy or otherwise) in favor of a proposal to effect a reincorporation by merger (the "Reincorporation") of the Company with and into a newly-formed Delaware corporation wholly-owned by the Company ("Newco") upon the consummation of which Newco will be substantially identical to the Company, except that the charter of Newco in effect immediately following the Reincorporation (i) will be subject to amendment upon the approval of holders owning a majority of the capital stock of Newco entitled to vote generally in the election of directors and (ii) will provide for a total authorized capital of 75,000,000 shares, consisting of (A) 1,000,000 shares of blank check preferred stock, all of which shall be reserved by Newco for issuance solely pursuant to the Rights Plan, which Newco will assume in the Reincorporation; (B) 73,500,000 shares designated as Series A Common Stock (the "Series A Common Stock"); (C) 327,940 shares designated as Series B Common Stock (the "Series B Common Stock"); and (D) 172,060 shares designated as Series C Common Stock (the "Series C Common Stock"), with each share of Series B Common Stock and Series C Common Stock to be non-voting, authorized solely for issuance upon exercise of the Warrants described in clause (i) below and convertible into 44.69107183 shares of Series A Common Stock. Newco will reserve out of its authorized but unissued capital stock (i) 22,345,536 shares of Series A Common Stock for issuance pursuant to the conversion of shares of Series B Common Stock and Series C Common Stock issued upon the exercise of Warrants as defined in, and as issued pursuant to, that certain Subordinated Note and Warrant Purchase Agreement dated as of July 23, 2001 by and among the Company, Bank of America, N.A., The Prudential Insurance Company of America and Wachovia Bank, N.A., as amended, which Newco will assume in the Reincorporation; (ii) 3,550,000 shares of Series A Common Stock for issuance to management pursuant to Section 3.1(c) of the Company's Amended and Restated Restricted Stock Plan, which Newco will assume in the Reincorporation; (iii) 1,000,000 shares of Series A Common Stock for issuance pursuant to the Company's Amended 1995 Stock Option Plan, which Newco will assume in the Reincorporation; and (iv) 35,250,000 shares of Series A Common Stock for issuance to the stockholders of Newco pursuant to the Rights Plan.

         (c) The members of the Wynnefield Group, as holders of Voting Securities, shall be present, in person or by proxy, at all meetings of shareholders of the Company called with respect to the Reincorporation and of which the Wynnefield Group has received due notice, so that all Voting Securities beneficially owned by them may be counted for the purpose of determining the presence of a quorum at such meetings.

         (d) No member of the Wynnefield Group shall deposit any Voting Securities in a voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities to which any of the following persons (collectively, the "Bernstein Group") is a party: (i) Michael Bernstein or any person who any member of the Wynnefield Group knows to be an affiliate, associate (as hereinafter defined) or relative (whether or not they occupy the same home as Mr. Bernstein) of Mr. Bernstein or any 13D Group (as hereinafter defined) of which Mr. Bernstein is a member, (ii) any person who, to the knowledge of any member of the Wynnefield Group, is employed by any corporation or other organization (other than the Company and its affiliates and associates) of which Mr. Bernstein is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of such corporation or other organization, or (iii) any person who, to the knowledge of any member of the Wynnefield Group, is casting votes in respect of Voting Securities beneficially owned by Mr. Bernstein.


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         (e) No member of the Wynnefield Group shall solicit proxies or become a
"participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) made by any member of the Bernstein Group.

         (f) No member of the Wynnefield Group shall, for the purpose of, or in connection with, acquiring, holding, voting or disposing of Voting Securities,
(i) join a partnership, limited partnership, syndicate or other group of which, to its knowledge, any member of the Bernstein Group is, directly or indirectly, a partner, member or participant, or (ii) otherwise act in concert with any person who it knows to be a member of the Bernstein Group, or (iii) otherwise become, together with any person who it knows to be a member of the Bernstein Group, a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with members of the Wynnefield Group).

         (g) No member of the Wynnefield Group shall, directly or indirectly, offer, sell or transfer any Voting Securities to any person who it knows to be a member of the Bernstein Group.

3. REPRESENTATIONS AND WARRANTIES

         (a) The Company hereby represents and warrants to Wynnefield as follows:

                  (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

                  (ii) The Company has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company.

                  (iii) This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except that (A) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (b) Wynnefield hereby represents and warrants to the Company as follows:

                  (i) Wynnefield is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (ii) Wynnefield has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by Wynnefield and the consummation by Wynnefield of the transactions contemplated hereby have been duly authorized by the managers of Wynnefield.

                  (iii) This Agreement constitutes a valid and binding agreement of Wynnefield, enforceable against Wynnefield in accordance with its terms except that (A) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (B) the remedy of specific


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         performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iv) As of the date hereof, the Wynnefield Group owns of record and beneficially an aggregate of 1,395,535 shares of Common Stock (the "Existing Shares"), and the Existing Shares constitute all of the shares of the Company's capital stock owned of record or beneficially by the Wynnefield Group. There are no outstanding options or other rights to acquire from Wynnefield, or obligations of Wynnefield to sell or to acquire, any shares of the Company's capital stock. Wynnefield has, directly or indirectly, the voting power, power of disposition and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions of any kind whatsoever, subject to applicable securities laws and the terms of this Agreement.

4. CERTAIN DEFINITIONS

         For purposes of this Voting Agreement:

         (a) "Affiliate" and "associate" shall each have the meaning set forth with respect thereto in Rule 12b-2 under the Exchange Act.

         (b) "Beneficially own", "beneficial ownership" and "beneficial owner" with respect to any securities means having "beneficial ownership" of such securities, as determined pursuant to Rule 13d-3 under the Exchange Act, without duplicative counting of the same securities by the same holder. Securities beneficially owned by a person include securities beneficially owned by all other persons with whom such person would constitute a "13D Group" with respect to securities of the same issuer.

         (c) "Person" shall mean any individual, partnership, corporation, limited liability company, trust or other entity or association.

         (d) "13D Group" shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect and based on present legal interpretations thereof) to file a statement on Schedule 13D with the Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owned Voting Securities representing more than 5% of the total combined voting power of all Voting Securities then outstanding.

         (e) "Voting Securities" shall mean all classes of capital stock of the Company entitled to vote generally in the election of directors.

5. TERMINATION

         Notwithstanding any other provision of this Agreement, either party may terminate this Agreement, in its sole discretion, if (i) the other party fails to perform or observe any of its obligations pursuant to this Agreement or (ii) the members of the Wynnefield Group own, in the aggregate, Voting Securities representing less than 5% of the total combined voting power of all outstanding Voting Securities.


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6. MISCELLANEOUS

         (a) Wynnefield, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

         (b) If any provision of this Agreement is in violation of any statute, rule, regulation, order or decree of any governmental authority, court or agency, or subjects any member of the Wynnefield Group to governmental regulation to which it is not now subject, which violation or regulation would have a material adverse impact on the operations of the Wynnefield Group taken as a whole, then such member of the Wynnefield Group shall be relieved of its obligations under such provision to the minimum extent necessary to cure such violation or eliminate the applicability of such regulation; provided that this subparagraph shall not apply to any such violation or regulation resulting from activities or operations of any member of the Wynnefield Group other than its ownership of Voting Securities and the consummation of the transactions contemplated by this Agreement; and provided further that in the event any member of the Wynnefield Group is relieved of its obligations under any provision of this Agreement pursuant to this subparagraph, the Company may terminate this Agreement in its sole discretion.

         (c) This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby, and this Agreement may be amended only by an agreement in writing executed by the parties hereto.

         (d) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         (e) For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall he deemed to be, an original instrument.

         (f) All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed given upon (i) transmitter's confirmation of a receipt of a facsimile transmission, (ii) confirmed delivery by a standard overnight carrier or when delivered by hand, or (iii) the expiration of five business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

                  THE COMPANY:

                           Crown Crafts, Inc.
                           P.O. Box 1028
                           Gonzales, LA  70707-1028
                           Attn:  Chief Executive Officer
                           Facsimile No.: (225) 647-9112



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                  WYNNEFIELD:

                           Wynnefield Capital Management, LLC
                           450 Seventh Avenue, Suite 509
                           New York, New York 10123
                           Attn:  Max W. Batzer
                           Facsimile No.: (212) 760-0824

         (g) From and after the Termination Date or earlier termination of this Agreement in accordance with the terms hereof, the covenants of the parties set forth herein shall be of no further force or effect, and the parties shall be under no further obligation with respect thereto.

         (h) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia applicable to contracts made and to be performed therein.

         (i) This Agreement shall become effective as of the day first above written.

         IN WITNESS WHEREOF, Wynnefield and the Company have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

                                          CROWN CRAFTS, INC.


                                          By:   /s/ E. Randall Chestnut
                                             ----------------------------------
                                          Name:     E. Randall Chestnut
                                          Title:    President / CEO


                                          WYNNEFIELD CAPITAL MANAGEMENT, LLC


                                          By:   /s/ Nelson Obus
                                             ----------------------------------
                                          Name:     Nelson Obus
                                          Title:    President



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